Exhibit 99.1


SkyTerra Communications, Inc.          Contact:
19 West 44th Street, Suite 507         Robert Lewis
New York, New York 10036               Senior Vice President and General Counsel
                                       212-730-7540
                                       info@skyterracom.com


      SkyTerra Communications Acquires Remaining Interest in Hughes Network
                       Systems LLC from The DIRECTV Group

New York, NY, January 3, 2006, SkyTerra Communications, Inc. (OTCBB: SKYT) announced today that its wholly owned subsidiary, Hughes Communications, Inc. (Hughes), completed the previously announced purchase of the remaining 50 percent of Hughes Network Systems, LLC (HNS) from The DIRECTV Group, Inc. (NYSE:DTV) for $100 million in cash. To finance the transaction, Hughes borrowed $100 million from Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., (Apollo), stockholders of SkyTerra. Concurrently, with the closing, HNS paid DIRECTV $10 million to resolve certain post-closing adjustments related to the initial purchase by SkyTerra of its 50 percent interest in HNS.

Prior to the transactions, SkyTerra completed its previously announced internal restructuring by transferring substantially all of its assets and liabilities other than its interest in the MSV Joint Venture, Terrestar Networks, Inc. and certain designated cash, to Hughes, which SkyTerra has announced it expects to distribute to its stockholders as part of a special dividend distribution during the first quarter of 2006. Concurrent with the special dividend, Hughes is expected to conduct a rights offering to its stockholders in order to repay the loan from Apollo. In connection with such a rights offering, Apollo has agreed to subscribe for the maximum amount of shares of common stock allocated to it, including the exercise of pro rata over-subscription rights. The exercise by Apollo of its rights would occur by converting the unpaid principal and interest under the Apollo loan into a number of shares of common stock based on the subscription price in the rights offering, which has not yet been determined. The unconverted principal and interest obligations would be repaid in cash immediately following the consummation of the rights offering.

The special dividend and the expected rights offering are subject to a number of conditions including clearance from the Securities and Exchange Commission, final approval and the setting of a record date by SkyTerra's Board of Directors and the setting of a record date and subscription price for the rights offering by Board of Directors of Hughes.

A registration statement relating to the common stock issuable in connection with the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The prospectuses relating to the common stock issuable in connection with the rights offering may be obtained, when available, by contacting Robert C. Lewis, c/o Hughes Communications, Inc., 19 West 44th Street, Suite 507, New York, New York 10036.


FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect plans and other future event relating to SkyTerra and its subsidiaries, including Hughes Communications, Inc.. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including SkyTerra's plans to distribute the special dividend, or the completion of the potential rights offering and other transactions referred to in this press release. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of SkyTerra are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, the special dividend, the rights offering or the other transactions referred to in this press release; the impact of legislative and regulatory actions, including without limitation, actions by the Securities and Exchange Commission and the foreign regulatory authorities. We assume no obligation to update or supplement our forward-looking statements.